Exhibit 10.23

LEASE AGREEMENT

between

YOUNG ZAPP GRACELAND, LTD., a Texas limited partnership, as Landlord

and

CHUY’S OPCO, INC., a Delaware corporation, as Tenant

November 7, 2006

ii

LEASE AGREEMENT

THIS LEASE AGREEMENT is entered into as of November 7, 2006, by and between the Landlord and the Tenant named below.

W I T N E S S E T H:

ARTICLE 1.

Definitions and Basic Provisions.

1.1

(a) “Landlord”: Young Zapp Graceland, Ltd., a Texas limited partnership.

(b) Landlord’s Address: c/o 1623 Toomey Road, Austin, Texas 78704, Attn.: Mike Young.

(c) “Tenant”: Chuy’s Opco, Inc., a Delaware corporation.

(d) Tenant’s Address: c/o 1623 Toomey Road, Austin, Texas 78704, Attn.: David J. Oddi.

(e) ‘ “Property”: Approximately 0.691 acres out of the Isaac Decker League in Austin, Texas, more particularly described by metes and bounds on Exhibit A attached hereto and incorporated herein.

(f) “Building”: That certain building of approximately 8,756 square feet situated on the Premises. The Building includes both office space and warehouse space.

(g) “Premises”: The space within the Building that is cross-hatched on the floor plan of the Building attached hereto as Exhibit B and incorporated herein.

(h) “Common Area”: Those portions of the Property that lie outside of the Building, excluding however, the covered “Shed” (so labeled on the site plan of the Property attached hereto as Exhibit C and incorporated herein), and the “Garage” (so labeled on Exhibit C).

(i) “Commencement Date”: November 7, 2006.

(j) “Lease Term”: The period beginning on the Commencement Date and ending December 31, 2016. The Lease Term may be extended by Tenant for two (2) terms of five (5) years each in accordance with the provisions of Exhibit D attached hereto. The phrase “Lease Term,” as used herein, shall include all valid renewals or extensions thereof, unless the context clearly indicates to the contrary.

(k) “Lease Year”: The first Lease Year shall begin on the Commencement Date and end on December 31, 2007. Each successive Lease Year shall consist of the twelve month period during the Lease Term which immediately follows the preceding Lease Year.

(1) “Base Rent”: The initial Base Rent shall be $9,000.00 per month, payable as provided in Section 3.1 below. The Base Rent shall increase on January 1, 2009, January 1, 2011, January 1, 2013, and January 1, 2015, and to the extent Tenant properly exercises the renewal options set forth in Exhibit D, on January 1, 2017, January 1, 2019, January 1, 2021, January 1, 2023 and January 1, 2025, all in accordance with the provisions of Exhibit D and Section 3.2 below.

(m) “Permitted Use”: Use for general and administrative offices and warehouse purposes, and uses incidental and ancillary thereto.

(n) “Retained Areas” shall mean those areas on the Property and in the Building retained by Landlord for Landlord’s exclusive use, including without limitation, those areas labeled “Shed” and “Garage” on Exhibit C attached hereto and those areas within the Building labeled “Young Zapp Office” and “Young Zapp Warehouse” on Exhibit B attached hereto.

(o) Initial Tax Escrow Payment: $ 1,200.00 per month.

1.2 Each of the foregoing definitions and basic provisions shall be used in conjunction with, and limited by references thereto in, other provisions of this Lease.

ARTICLE 2.

Lease Grant; Reserved Rights.

2.1 Landlord hereby leases, demises and lets unto Tenant, and Tenant hereby takes from Landlord, the Premises, together with the non-exclusive right to use the Common Areas to the extent reasonably necessary for access to and parking for the Premises, beginning on the Commencement Date and ending on the last day of the Lease Term unless sooner terminated as herein provided; provided, however, that Landlord may terminate this Lease at any time if Landlord elects to re-develop the Property. Landlord shall effect any such termination by delivery to Tenant of a notice of termination, which notice must be delivered at least one hundred eighty (180) days prior to the termination date. In using the Common Areas, Tenant at all times shall leave at least three (3) parking spaces available for Landlord’s use (and if Tenant fails to do so, Landlord may designate three spaces on the Property, to the rear of the Building, for Landlord’s exclusive use and may tow any cars parked in such spaces without Landlord’s express written consent). Landlord may lease, use, construct on, or deal in any other manner with the remainder of the Property without any obligation to Tenant other than the obligation to at all times provide reasonable access and parking to the Premises, and to not interfere in a material manner with Tenant’s use of the Premises or Common Area.

2.2 Landlord reserves a license to enter in and through the Premises as reasonably necessary to utilize the portions of the Retained Areas labeled “Young Zapp” and “Young Zapp Warehouse” on the floor plan of the Building attached hereto as Exhibit B, together with the reasonable use of the restroom, break room, reception areas, corridors and similar areas within the Premises; provided, however, that Landlord will exercise such rights in a manner that will not unreasonably interfere with Tenant’s use of the Premises. Tenant acknowledges that Tenant does not lease or have any rights to enter, the Retained Areas.

ARTICLE 3.

Rent.

3.1 Tenant agrees to pay to Landlord in monthly installments the “Adjusted Rent”, which is the sum of the monthly Base Rent and the monthly Tax Escrow Payment (as each may vary from time to time), without deduction or setoff, for each month of the Lease Term. Tenant shall pay the first installment of Adjusted Rent to Landlord on the Commencement Date (which installment shall be in a prorated amount if the Commencement Date is not the first day of the month), and thereafter installments shall be due and payable without demand on or before the first day of each succeeding month during the Lease Term.

3.2 Base Rent shall be adjusted on the dates set forth in Section 1.1 (1) above (each such day an “Adjustment Date”), in accordance with the provisions of this Section 3.2 to reflect increases in the cost of living, as measured by the United States Department of Labor’s Bureau of Labor Statistics, Consumer Price Index, Unadjusted, All Urban Consumers, All Items, U.S. City Average (1982-84 = 100), or the successor of that index (the “CPI”). If the CPI ceases to be published, Landlord shall select a substitute index which Landlord reasonably anticipates will yield a result substantially similar to the result produced by the CPI for purposes of the adjustment to be made pursuant to this Section.

On each Adjustment Date, Landlord shall compare the CPI figure published just prior to the applicable Adjustment Date (the “Current CPI”) to the CPI figure published just prior to the Commencement Date (the “Comparative CPI”). If on any Adjustment Date, the Current CPI exceeds the Comparative CPI, then beginning on the applicable Adjustment Date, the monthly Base Rent shall be increased to equal an amount determined by multiplying the initial Base Rent by a fraction, the numerator of which is the Current CPI and the denominator of which is the Comparative CPI. In no event, however, shall the Base Rent payable for any month of the Lease Term be less than the Base Rent payable for the immediately preceding calendar month.

Landlord shall notify Tenant of any adjustment to the Base Rent made by reason of this Section by the applicable Adjustment Date (or as soon thereafter as is reasonably practical), and thereafter Tenant shall pay the Base Rent, as so adjusted, until the next Adjustment Date. If Landlord notifies Tenant of a change in the Base Rent after an Adjustment Date, Tenant shall pay the difference between the Base Rent actually paid prior to such notice and the Base Rent actually due on or after such Adjustment Date, together with Tenant’s next payment of Adjusted Rent.

3.3 If all or part of any sum which Tenant owes to Landlord hereunder is not received within five (5) days after the due date thereof, then (without in any way implying Landlord’s consent to such late payment) Tenant, to the extent permitted by law, agrees to pay, in addition to the amount so due, a late payment charge equal to five percent (5%) of the amount which is overdue, it being understood that said late payment charge shall be to reimburse Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late payments by Tenant to Landlord. Further, if Tenant fails to pay all or any part of any sum due hereunder within ten (10) days after the due date thereof-then, in any such event, Tenant shall pay Landlord interest on such overdue amount(s) from the due date thereof until paid at an annual rate (the “Past Due Rate”) which equals the lesser of (i) eighteen percent (18%) or (ii) the highest rate then permitted by law.

3.4 Tenant’s covenants and obligations to pay Adjusted Rent and any other sum due hereunder (collectively, the “Rent”) shall be unconditional and independent of any other covenant or condition imposed on either Landlord or Tenant, whether under this Lease, at law or in equity.

ARTICLE 4.

Intentionally Deleted.

ARTICLE 5.

Leasehold Improvements.

5.1 Tenant acknowledges and agrees that Landlord has not made, and will not make any representations or warranties, express or implied (expressly including, without limitation, warranties of habitability or fitness for a particular purpose) as to the condition of the Premises, the Building, the Common Areas or the Property, or with respect to the suitability of any of same for the purpose herein intended. THIS INCLUDES LATENT OR PATENT DEFECTS IN THE BUILDING, COMMON AREAS, PREMISES AND PROPERTY, WHICH ARE EXPRESSLY WAIVED BY TENANT. By Tenant’s execution of this Lease, Tenant agrees to accept the Premises, Building, Common Areas and Property in their “AS IS” condition, and as suitable for the purpose herein intended. Tenant further agrees that Tenant may not require Landlord to maintain or repair in any manner the Premises, Common Area or any portions of the Building.

ARTICLE 6.

Use.

6.1 Tenant shall use the Premises only for the Permitted Use and for no other purpose or purposes without Landlord’s prior written consent. Tenant shall not at any time leave the Premises vacant, but shall in good faith continuously throughout the Lease Term conduct and carry on upon the Premises the type of business for which the Premises are leased.

6.2 Tenant shall not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any use or purpose which is unlawful in part or in whole or deemed by Landlord to be disreputable in any manner or extra hazardous on account of fire, nor keep anything upon the Premises nor permit anything to be done on or around the Premises that will in any way invalidate, or increase the rate of insurance on the Building. Landlord shall not occupy or use the Retained Areas, or permit any portion of the Retained Areas to be occupied or used, for any use or purpose which is unlawful in part or in whole, disreputable in any manner, or extra hazardous on account of fire, nor keep anything upon the Retained Areas nor permit anything to be done on or around the Retained Areas that will in any way invalidate, or increase the rate of insurance on the Building.

6.3 Tenant shall not permit any objectionable or unpleasant odors to emanate from the Premises; nor place or permit any radio, television, loud-speaker or amplifier outside the Building; nor place an antenna, awning or other projection on the exterior of the Building; nor take any other action which in the exclusive judgment of Landlord would constitute a nuisance or would disturb or endanger neighboring properties; nor do anything which would tend to injure the reputation of the Premises. Landlord shall not permit any objectionable or unpleasant odors to emanate from the Retained Areas; nor place or permit any radio, television, loud-speaker or amplifier outside the Building; nor place an antenna, awning or other projection on the front exterior of the Building; nor take any other action which would constitute a nuisance or would disturb or endanger neighboring properties; nor do anything which would tend to injure the reputation of the Property.

6.4 Tenant shall maintain the Premises and Common Areas in at least its present condition, ordinary wear and tear excepted. Tenant shall store all trash and garbage on the Premises or in portions of the Common Areas approved by Landlord in a neat and sanitary manner and arrange for the regular pick-up of such trash and garbage at Tenant’s expense. Tenant shall not operate an incinerator or burn trash or garbage upon the Premises or the Property.

6.5 Tenant shall procure, at Tenant’s sole expense, any permits and licenses required for the transaction of business by Tenant in the Premises and, at Tenant’s sole expense, will comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to the use, condition or occupancy of the Premises.

ARTICLE 7.

Maintenance and Repair.

7.1 Tenant shall, throughout the Lease Term, keep and maintain the Building, Common Areas and the Premises in a good, clean condition of repair and maintenance. This obligation includes, but is not limited to the roof, foundation, air conditioning and heating systems, plumbing and electrical systems, water and sewer facilities and gas lines from their point of entry onto the Property; all interior, exterior and structural components of the Building; and all driveways, parking areas, landscaping, drainage or filtration facilities or other improvements situated upon the Property. Tenant shall not perform any acts or carry on any practices which might damage the structural integrity of the Building. If any repairs or maintenance required to be made by Tenant are not made within ten (10) days after written notice from Landlord to Tenant, Landlord may (but has no obligation to) make such repairs or perform such maintenance, without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs or maintenance, and Tenant shall pay to Landlord, as additional Rent hereunder, the cost of such repairs or maintenance plus twenty percent (20%) of such cost (as an administrative fee) within ten (10) days after Tenant’s receipt of a statement from Landlord. Tenant further agrees not to commit or allow any waste or damage to be committed on any portion of the Premises. Tenant agrees that upon the expiration or earlier termination of this Lease, Tenant shall deliver up the Premises to Landlord in as good condition as of the Commencement Date, ordinary wear and tear excepted. Tenant further acknowledges that Landlord shall not be required to perform any maintenance or to make any improvements or repairs of any kind or character on or to the Building, Premises or Property, or any portion thereof, during the Lease Term.

ARTICLE 8.

Alterations.

8.1 Tenant shall not make any alterations, additions or improvements to the Premises or Common Areas without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed in the interior of the Premises without drilling, cutting or otherwise defacing the Building. All alterations, additions, improvements or fixtures (whether temporary or permanent in character), but excluding Tenant’s personal property and trade fixtures, made in or upon the Premises, either by Landlord or Tenant, shall be Landlord’s property on termination of this Lease and shall remain a part of the Premises without compensation to Tenant, or at Landlord’s election, shall be removed by Tenant. All furniture and unattached, movable trade fixtures and equipment installed in the Premises by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall be so removed if required by Landlord. If any such property is not removed, Landlord may either declare such property abandoned (in which event it shall become Landlord’s property) or may remove such property from the Premises and store same at Tenant’s sole risk and expense. In the event Landlord requires the removal of any alterations, additions, improvements or fixtures, Tenant shall, at its expense, repair and restore any portion of the Premises which is damaged by such removal. All such installations, removals and restorations shall be accomplished in good, workmanlike manner so as not to damage the Premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines or other utilities.

8.2 Any construction work done by Landlord or Tenant upon the Premises or the Property shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and the requirements of any contract or deed of trust to which Landlord may be a party. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability or damage resulting from any such work performed by or on behalf of Tenant. Landlord agrees to indemnify Tenant and hold Tenant harmless against any loss, liability or damage resulting from any such work performed by or on behalf of Landlord. Tenant shall, upon Landlord’s request, furnish bonds or other security satisfactory to Landlord against any such loss, liability or damage.

8.3 Tenant will not permit any mechanic’s lien or liens to be placed upon the Premises or Property, or any portion thereof, caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will immediately pay and discharge the same. If any lien remains against the Premises or Property for fifteen (15) days, Landlord shall have the right and privilege at Landlord’s option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional rent hereunder due from Tenant to Landlord and shall be repaid to Landlord (together with interest at the Past Due Rate from the date paid by Landlord) within ten (10) days after Tenant’s receipt of a statement from Landlord therefor.

ARTICLE 9.

Landlord’s Right of Access.

9.1 Landlord may enter upon the Premises at all reasonable hours (or, if an emergency, at any hour) (a) to inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so), (b) to show the Premises to prospective tenants, purchasers or lenders or (c) for any other reasonable purpose; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction; provided, however, that Landlord will use reasonable efforts to minimize disruption to Tenant’s business in connection with any such entry.

ARTICLE 10.

Signs; Building Exterior

10.1 Without Landlord’s prior written consent, Tenant shall not (i) make any changes to or paint the exterior of the Building; (ii) install any exterior lighting, decorations or paintings; or (iii) erect or install any signs, window or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Building. All signs, decorations and advertising media shall be subject to Landlord’s prior written approval as to construction, method of attachment, size, shape, height, lighting, color and general appearance, which approval shall not be unreasonably withheld, conditioned or delayed. All signs shall be kept in good condition and in proper operating order at all times, and shall comply with all ordinances and regulations of the City of Austin. Tenant, at Tenant’s sole expense, shall obtain permits from the City of Austin for all of Tenant’s signs.

10.2 Upon vacation of the Premises, Tenant must remove its signs. If and when Tenant removes or alters its signs (for any reason including vacation), Tenant shall repair, repaint, and/or replace the Building fascia surface where signs are or were attached.

ARTICLE 11.

Utilities.

11.1 Tenant shall timely pay all charges for electricity, water, gas, telephone service, sewer service and other utilities furnished to the Property (including without limitation all connection fees) and promptly shall pay any maintenance charges therefor.

11.2 Landlord shall not be liable for any interruption or failure whatsoever in utility service.

ARTICLE 12.

Indemnity; Insurance.

12.1 Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, any similar matter, or any other cause whatsoever, except for the negligence or wilful misconduct of Landlord or Landlord’s duly authorized agents or employees. Landlord shall not be liable to Tenant, or to Tenant’s agents, servants, employees, customers or invitees and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all fines, suits, claims, demands, losses, liabilities, actions and costs (including court costs and attorney’s fees) arising from (a) any injury to person or damage to property caused by any act, omission or neglect of Tenant, Tenant’s agents, servants, employees, customers or invitees, (b) Tenant’s use of the Premises, Common Areas, or the conduct of Tenant’s business or profession, (c) any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or Common Areas, or (d) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease. THIS INDEMNITY SHALL APPLY REGARDLESS OF WHETHER THE LOSS IN QUESTION ARISES OR IS ALLEGED TO ARISE IN PART FROM ANY NEGLIGENT ACT OR OMISSION OF LANDLORD OR LANDLORD’S AGENTS OR EMPLOYEES, FROM STRICT LIABILITY OF ANY SUCH PERSONS OR OTHERWISE, BUT IN SUCH EVENT TENANT SHALL NOT BE RESPONSIBLE FOR THAT PORTION OF ANY LOSS WHICH IS HELD TO BE CAUSED BY THE NEGLIGENCE OR STRICT LIABILITY OF LANDLORD OR LANDLORD’S AGENTS OR EMPLOYEES. Tenant shall not be liable to Landlord, or to Landlord’s agents, servants or employees and Landlord shall indemnify, defend and hold Tenant harmless from and against any and all fines, suits, claims, demands, losses, liabilities, actions and costs (including court costs and attorney’s fees) arising from (a) any injury to person or damage to property caused by any act, omission or neglect of Landlord or Landlord’s agents, servants or employees, (b) Landlord’s use of the Retained Areas, Common Areas, or the conduct of Landlord’s business or profession, (c) any activity, work, or thing done, permitted or suffered by Landlord in or about the Retained Areas or Common Areas, or (d) any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease. Neither party, however, shall be liable for indirect or consequential damages.

12.2 Landlord, at Tenant’s sole cost, may maintain commercial general liability insurance, rent loss insurance and fire and extended coverage insurance upon the Building in such amounts as Landlord may from time to time determine (“Landlord’s Insurance”). Tenant shall pay the cost of Landlord’s Insurance to Landlord within thirty (30) days after Landlord delivers to Tenant a statement for same.

12.3 Tenant, at Tenant’s sole expense, shall obtain and maintain during the Lease Term property insurance for full replacement cost (without deduction for depreciation) upon all improvements and fixtures situated in the Premises and not covered by Landlord’s Insurance, and upon the contents of the Premises, which insurance shall provide protection against perils included within any ISO Special Form property insurance policy written by an admitted insurer in Texas, together with insurance against sprinkler damage (but Landlord makes no representation that the Building is equipped with a sprinkler system). Tenant expressly agrees that the proceeds of any such insurance shall be used for the repair or replacement of the property damaged or destroyed unless this Lease terminates as provided herein.

12.4 Each party hereto hereby waives any cause of action it might have against the other party on account of any loss or damage that is insured against under any property insurance policy (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property or business and which names Landlord or Tenant, as the case may be, as a party insured. Each party hereto agrees that it will provide to the other party evidence that its insurance carrier has endorsed all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

12.5 Tenant shall, at Tenant’s expense, maintain a policy or policies of commercial general liability insurance pertaining to Tenant’s use and occupancy of the Premises hereunder; such insurance to afford protection with limits of not less than One Million Dollars ($1,000,000) for bodily injury, death to any one person or property damage in any one occurrence, with a Two Million Dollar ($2,000,000) annual aggregate. Additionally, Tenant shall maintain umbrella liability coverage with limits of not less than Five Million and No/100 Dollars ($5,000,000.00) in excess of the underlying coverages. The insurance coverage required under this Article 12 shall extend to any liability of Tenant arising out of Tenant’s indemnity obligations under this Lease. The adequacy of the coverage afforded by said insurance shall be subject to review by Landlord from time to time, and if Landlord is advised by Landlord’s insurance agent that a prudent businessman in Travis County, Texas, operating a business similar to that operated by Tenant upon the Premises, would increase the limits of said insurance, Tenant shall to that extent increase the insurance coverage required by this Section 12.5. In addition to the remedies provided in Article 18 of this Lease, if Tenant fails to maintain the insurance required by this Section, Landlord may, but is not obligated to, obtain such insurance, and Tenant shall pay to Landlord upon demand as additional Rent the premium cost thereof plus interest at the Past Due Rate from the date of payment by Landlord until repaid by Tenant.

12.6 All policies of insurance which Tenant is required to carry shall be issued in the forms required herein by good and solvent insurance companies licensed to do business in the State of Texas with a Best’s Rating of “A” or higher and a Financial Size Category of VIII or higher. Each such policy shall be issued in the name of Tenant, but Landlord and any other party in interest designated by Landlord (such as Landlord’s lender, partners, partners’ officers, brokers or property managers) shall be named as additional insured parties on the liability policies described herein under a Form CG 2026 1185 (or equivalent). Such policies shall be for the mutual and joint benefit and protection of Tenant, Landlord and any such other party in interest. Executed copies of each policy of commercial general liability insurance shall be delivered to Landlord and such other additional insured parties as Landlord may request prior to the delivery of the Premises to Tenant. Thereafter copies of each commercial general liability insurance policy shall be so delivered within thirty (30) days before the expiration of each existing policy. If any insurance policy required hereunder shall expire or terminate, a renewal or additional policy shall be procured and maintained by Tenant in like manner and to like extent. All such policies shall contain a provision that the company writing said policy will give to Landlord and other additional insured parties at least thirty (30) days notice in writing in advance of any cancellation or lapse. Tenant’s liability policies shall be written as primary policies which do not contribute to and are not in excess of coverage which Landlord may carry.

ARTICLE 13.

Fire or Other Casualty.

13.1 Tenant immediately shall deliver written notice to Landlord of any damage caused to the Premises by fire or other casualty.

13.2 If the Premises shall be damaged or destroyed by fire or other casualty and Landlord does not elect to terminate this Lease as hereinafter provided, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Premises, and this Lease shall continue in full force and effect. If the Premises shall be destroyed or materially damaged, then Landlord may elect either to terminate this Lease as hereinafter provided or to proceed to rebuild and repair the Premises. If Landlord elects to terminate this Lease it shall give written notice of such election to Tenant within ninety (90) days after the occurrence of such casualty, and this Lease shall terminate as of the date of such notice. If Landlord should not elect to terminate this Lease, Landlord shall proceed with reasonable diligence and at its sole cost and expense to rebuild and repair the Premises; provided, however, that if any Holder (defined below) of an Encumbrance (defined below) requires that the insurance proceeds be applied under such Encumbrance as a result of any such casualty, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice to Tenant. So long as the casualty does not result from any willful or negligent action or inaction of Tenant or Tenant’s agents, employees, customers, contractors, or invitees, Landlord shall allow Tenant a reduction of Base Rent during the time the Premises is unfit for occupancy, which reduction shall be based upon the proportion of square feet of the Premises unfit for occupancy to the total square feet in the Premises. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

13.3 Landlord’s obligation to repair shall be limited to the restoration of the Premises, and further shall be limited to the extent of insurance proceeds available to Landlord for such restoration. In no event shall Landlord be obligated to rebuild, or otherwise be liable for, any damage to Tenant’s fixtures, signs, furnishings, equipment or personal property within the Premises or elsewhere on the Property.

13.4 Tenant agrees that during any period of reconstruction or repair of the Premises, Tenant will continue the operation of its business within the Premises to the extent practicable.

ARTICLE 14.

Condemnation.

14.1 If any portion of the Property shall be taken or condemned in whole or in part for public purposes, or sold in lieu of condemnation, and following such taking, the Premises shall be unsuitable for the conduct of Tenant’s business in Landlord’s reasonable opinion, either this Lease shall remain in full force and effect, but Tenant shall vacate the Premises and the Rent shall abate during the unexpired portion of the Lease Term, effective as of the date physical possession is taken by the condemning authority, or Landlord, in Landlord’s sole discretion, may elect to terminate this Lease.

14.2 If a portion of the Property shall be taken as aforesaid, but following such taking the Premises is suitable for the conduct of Tenant’s business, in Landlord’s reasonable opinion, this Lease shall not terminate. In the event of such a taking, Landlord shall make all necessary repairs or alterations necessary to restore the Building to an architectural whole.

14.3 In the event of any taking of the Property, all compensation awarded for any taking (or sale proceeds in lieu thereof) shall be the property of Landlord, and Tenant hereby assigns Tenant’s interest in any such award to Landlord; provided, however, that if a separate award is made to Tenant for loss of business or for the taking of Tenant’s fixtures, Landlord shall have no interest in that award.

ARTICLE 15.

Assignment and Subletting.

15.1 Tenant shall not assign this Lease, nor sublet the Premises or any part thereof, without the prior written consent of Landlord; provided, however, that upon notice to Landlord (but without Landlord’s consent) Tenant may assign this Lease or sublet the Premises to an entity controlling, under common control with or controlled by Tenant, or to the surviving entity if Tenant merges or consolidates. Landlord shall not unreasonably withhold consent to an assignment of this Lease or a sublease of the Premises to a person or entity that acquires substantially all of the equity interest in or assets of Tenant; provided, however, that (i) if an assignment, the net assets of the proposed assignee shall not be less than the net assets of Tenant as of the date of this Lease, (ii) the assignee or subtenant shall continue to operate the Permitted Use in the Premises in the same manner as Tenant and pursuant to all of the provisions of this Lease, and (iii) if an assignment, one or more of the principals of Tenant shall remain with the operation or persons with similar competence, expertise, experience and reputation shall be in control of such assignee. No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease. Consent of Landlord to a particular assignment or sublease or other transaction shall not be deemed a consent to any other or subsequent transaction.

15.2 If Landlord consents to any subletting or assignment by Tenant, and subsequently any category of rent received by Tenant under any such sublease is in excess of the same category of rent payable to Landlord under this Lease, or any additional consideration is paid to Tenant by the assignee under any such assignment, Landlord may, at its option, either (1) declare such excess rent under any sublease or such additional consideration for any assignment to be due and payable by Tenant to Landlord as additional rent hereunder, or (2) cancel this Lease and at Landlord’s option, enter into a lease directly with such assignee or subtenant, without liability to Tenant.

15.3 If Tenant requests Landlord’s consent to an assignment of this Lease or a sublease of the Premises, Landlord may elect, at Landlord’s sole option, to terminate this Lease, and if Landlord chooses, to enter into a lease directly with the proposed assignee or subtenant. Landlord shall have thirty (30) days after the date Tenant notifies Landlord that Tenant desires to assign this Lease or sublet the Premises to notify Tenant of Landlord’s election to terminate, and if applicable, to enter into such a new lease. Tenant shall cooperate with Landlord to effect any such new lease.

15.4 Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and Property, and in such event and upon assumption by the transferee of Landlord’s obligations hereunder (any such transferee to have the benefit of, and be subject to, the provisions of this Lease), no further liability or obligation shall thereafter accrue against Landlord hereunder. Tenant agrees to look solely to such successor in interest to Landlord for the performance of any of Landlord’s obligations hereunder. Notwithstanding the foregoing, Landlord shall not assign or lease to any person or entity other than an entity controlled by, under common control with, or controlling Landlord,

Landlord’ s rights retained herein to use the Retained Areas without first offering the Retained Areas to Tenant as provided in Section 15.5 below.

15.5 Before Landlord makes any offer to a third party (i.e., a party not controlled by, under common control with, or controlling Landlord) that would grant such third party the right to use the Retained Areas (or any portion thereof), Landlord first shall notify Tenant (a “Notice of Offer”) of the terms on which Landlord is willing to lease the applicable Retained Areas to a third party. Tenant shall have a period of fifteen (15) days after delivery of the Notice of Offer within which to notify Landlord that Tenant wishes to lease the applicable Retained Areas on the terms specified by Landlord in the Notice of Offer. If Tenant timely accepts such terms, Landlord shall prepare and submit to Tenant a lease of the applicable Retained Areas substantially on the form of this Lease (with such changes as to make the lease consistent with the offer accepted by Tenant), and Tenant shall execute same within fifteen (15) days after same is submitted to Tenant. If Tenant does not accept a Notice of Offer within the initial fifteen-day period described above, or if Tenant does not execute a lease for such Retained Areas within the second fifteen-day period described above, this right of first offer shall terminate and be of no further force and effect as to the applicable Retained Areas and Landlord may lease same to a third party on substantially the terms and conditions contained in the Notice of Offer. Any lease of the Retained Areas on terms more favorable to the prospective tenant, however, or any lease of Retained Areas not previously submitted to Tenant in a Notice of Offer shall again be submitted to Tenant as provided in this Section.

15.6 Any liquidation of Tenant or any change in the ownership interests in Tenant or in the general partner of Tenant shall constitute an assignment for the purpose of this Lease. Tenant shall not sell, transfer, exchange, distribute or otherwise dispose of more than thirty percent (30%) of its assets (excluding the Lease) without the prior written consent of Landlord.

15.7 Tenant agrees that it shall not place (or permit any employee or agent to place) any signs on or about the Premises or in the Common Area, or conduct (or permit any employee or agent to conduct) any public advertising which includes any pictures, renderings, sketches or other representations of any kind of the Premises (or a portion thereof) or the Common Area with respect to any proposed assignment of this Lease or subletting of the Premises or any part thereof, without Landlord’s prior written consent.

15.8 Tenant shall not mortgage, pledge, hypothecate or otherwise encumber (or grant a security interest in) this Lease or any of Tenant’s rights hereunder.

15.9 Landlord may charge a reasonable fee for processing any request by Tenant for an assignment or sublease of the Premises. Acceptance of such fee by Landlord shall not be deemed Landlord’s consent to any such action.

15.10 If Tenant assigns this Lease or sublets the Premises with Landlord’s consent as provided herein, any option then held by Tenant (such as an option to renew this Lease) shall terminate automatically concurrently with the assignment or sublease. The preceding sentence will not apply in the event of an assignment or sublease that does not require Landlord’s consent.

ARTICLE 16.

Property Taxes.

16.1 Tenant shall pay all taxes levied or assessed against all personal property, furniture, fixtures or equipment placed by Tenant upon the Property. If any such taxes are levied against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property and trade fixtures placed by Tenant on the Property and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand (hat part of such taxes for which Tenant is primarily liable hereunder.

16.2 Tenant shall pay all real property taxes, general and special assessments, license fees and other charges of every description (the “Taxes”) which during the Lease Term may be levied upon or assessed against the Property, the Building and all interests therein and all improvements and other property thereon, whether belonging to Landlord or Tenant, or to which either of them may become liable. If, at any time during the Lease Term, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, levies or charges levied, assessed or imposed on the Property and the Building, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Property, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed included within the term “Taxes” for the purposes of this Article.

16.3 Landlord, in Landlord’s sole discretion, may require Tenant to pay the Taxes in one installment (which shall be due within ten (10) days after notice from Tenant to Landlord of the exact amount of Taxes due), or Landlord may require Tenant to pay the Taxes as a component of Adjusted Rent. Upon notice from Landlord to Tenant, Tenant thereafter shall deposit with Landlord each month an amount (a “Tax Escrow Payment”) equal to one-twelfth (1 /12) of the Taxes for the applicable calendar year. Tenant expressly authorizes Landlord to use the funds deposited pursuant to this Section to pay such cost. If Landlord immediately elects to require Tenant to pay the Taxes in installments, the initial Tax Escrow Payment will be the amount specified in Section 1.1 (o) above. Thereafter, Tax Escrow Payment shall be based upon Landlord’s estimate of the cost of the Taxes for any calendar year of the Lease Term, and shall be reconciled annually. If the reconciliation reveals that Tenant’s total Tax Escrow Payments are less than the actual cost of the Taxes, Tenant shall pay the difference to Landlord within ten (10) days after Landlord delivers to Tenant a statement therefor. If the reconciliation reveals that Tenant’s total Tax Escrow Payments are more than the actual cost of the Taxes, Landlord shall credit the difference to Tenant’s Tax Escrow Payment account. With respect to any partial calendar year at the beginning or end of the Lease Term, Tenant’s obligation to pay the Taxes shall be limited to the payment of Taxes attributable to the portion of the calendar year which lies within the Lease Term. Landlord shall have no obligation to pay interest to Tenant for Tax Escrow Payments made by Tenant and Landlord may commingle the funds received by Tenant pursuant to this Section with Landlord’s general funds. Tenant’s obligation to pay the Taxes shall survive the termination of this Lease, and a final reconciliation of Tenant’s Tax Payments shall be made within thirty (30) days after Landlord’s receipt of a tax bill for such final year of this Lease.

ARTICLE 17.

Events of Default.

17.1 The following events shall be deemed to be events of default by Tenant under this Lease:

(a) Tenant shall fail to pay when due any Rent or other sums payable by Tenant hereunder, and such failure continues for ten (10) days after written notice from Landlord.

(b) Tenant shall fail to comply with or observe any other provision of this Lease within fifteen (15) days after written notice by Landlord to Tenant specifying wherein Tenant has failed to comply with or observe such provision; provided, however, that if the nature of Tenant’s obligation is such that more than fifteen (15) days are required for its performance, then Tenant shall not be deemed to be in default if Tenant shall commence such performance within such fifteen-day period and thereafter diligently prosecute same to completion.

(c) Tenant shall make an assignment for the benefit of creditors.

(d) Any petition shall be filed by or against Tenant under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed thereunder; or Tenant shall admit that it cannot meet its financial obligations as they become due.

(e) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

(f) Tenant shall abandon the Premises. For purposes of this Lease, Tenant shall be deemed to have abandoned the Premises if Tenant fails to utilize the Premises for the purpose permitted herein for ten (10) or more consecutive days.

(g) The business operated by Tenant shall be closed for failure to pay sales tax required by the State of Texas, or for any other reason.

If Landlord is required to notify Tenant of any default under the provisions of this Lease, such obligation shall terminate following the second notice of default delivered to Tenant within any twelve (12) month period during the Lease Term

17.2 Landlord shall not be in default in the performance of any obligation required to be performed by Landlord hereunder unless and until Landlord fails to perform such obligation within thirty (30) days after written notice from Tenant to Landlord specifying in detail Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are appropriate for performance, then Landlord shall not be deemed to be in default if Landlord begins performing within said thirty-day period and diligently continues performance through completion. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. To the extent permitted by applicable law, Tenant hereby waives the provisions of §91.004(b) of the Texas Property Code (or any successor thereto), and any other laws which may grant to Tenant a lien upon any of Landlord’s property or upon any Rent due to Landlord. The obligations of the landlord hereunder will be binding upon the owner of the Property only during the period of such ownership and not before or after such time. Upon the transfer by an owner of its interest in the Property, such owner shall thereupon be released and discharged from all covenants and obligations of the landlord thereafter accruing, (but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership). Notwithstanding any other provision hereof, Landlord shall have no personal liability hereunder whatsoever for any damages, consequential or otherwise, and Tenant shall not recover any personal or money judgment against Landlord for any reason.

ARTICLE 18.

Remedies.

18.1 Upon the occurrence of any event of default by Tenant, Landlord shall have the option to pursue any and all remedies which Landlord then may have hereunder or at law or in equity, including, without limitation, any one or more of the following, in each case, without any notice or demand whatsoever.

(a) Terminate this Lease by notice in writing to Tenant in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Premises. To the extent permitted by Texas law, Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including the amounts described in (b)(i) to (b)(vi) below.

(b) Enter upon and take possession of the Premises, and relet all or any part of the Premises on such reasonable terms as Landlord may elect (including, without limitation, such concessions and free rent as Landlord deems necessary or desirable) and receive the rent therefor, and Tenant agrees (i) to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Lease Term, and (ii) that Tenant shall not be entitled to any rent or other payments received by Landlord in connection with such reletting even if such rent or other payments exceed the amounts that otherwise would be payable to Landlord under this Lease. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in repossessing and reletting the Premises, including, without limitation, brokers’ commissions, reasonable attorney’s fees incurred in connection with the reletting and in connection with Tenant’s default hereunder, expenses of repairing, altering and remodeling the Premises required by the reletting, and like costs. Alternatively, Landlord may repossess the Premises and sue to recover the following amounts:

(i) the worth at the time of award of any unpaid rent which had been earned at the time of termination (of possession or of this Lease, as applicable); plus

(ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after such termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) any other amount, including court costs, expenses of repossessing the Premises and expenses of restoring the Premises to a good condition of repair, necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom;

(v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law; and

(vi) all reasonable attorneys’ fees incurred by Landlord relating to the default and termination of this Lease plus interest on all sums due Landlord by Tenant at the Past Due Rate.

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is to be computed by allowing interest at the Past Due Rate.

As used in subparagraph (iii) above, the “worth at the time of award” is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of the award plus one percent (1%).

The term “Rent” as used herein shall be deemed to be and to mean the Base Rent, the Tax Escrow Payment, and all other sums required to be paid by Tenant pursuant to the terms of this Lease.

(c) Make such payments or enter upon the Premises and perform whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including reasonable attorney’s fees), and Tenant further agrees that Landlord shall not be liable for, and expressly releases Landlord from, any damages resulting from such actions, expressly including damages arising from Landlord’s negligent acts or omissions.

18.2 Landlord may alter and/or change all locks or other security devices at the Premises in connection with any entry upon the Premises by Landlord as permitted in this Article. Landlord may lock out, expel or remove Tenant and any other person who may be occupying the Premises or any part thereof without being liable for prosecution or any claim for damages therefor, expressly including damages arising from Landlord’s negligent acts or omissions upon the Premises. If Landlord alters or changes any lock or other security device, Landlord shall place a written notice on the main entrance of the Premises stating the name and location or telephone number of the person from whom the new key, combination or means of access may be obtained. The new key, combination or means of access shall be provided only during Landlord’s regular business hours and Landlord shall not be required to provide to Tenant such new key, combination or means of access unless and until Tenant has cured all defaults hereunder. The provisions of this Section 18.2 supersede all provisions of §93.002 of the Texas Property Code (or any successor thereto). No re-entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter terminate this Lease for a previous default.

18.3 Landlord may collect, from time to time, by suit or otherwise, each installment of rent (or portion thereof as represents any deficiency after a reletting) as it becomes due hereunder. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of rent following an event of default hereunder shall not be construed as Landlord’s waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or default. No payment by Tenant or receipt by Landlord of any amount less than the amounts due by Tenant hereunder shall be deemed to be other than on account of the amounts due by Tenant hereunder, nor shall any endorsement or statement on any check or document accompanying any payment be deemed an accord and satisfaction.

18.4 If Landlord terminates Tenant’s right of possession of the Premises without terminating this Lease, Landlord shall make reasonable efforts to relet all or any part of the Premises on such terms as Landlord shall deem reasonable (including, without limitation, such concessions, leasehold improvements, and free rent as Landlord deems necessary or desirable) by, within sixty (60) days after such termination of possession of the Premises, (i) placing a “For Lease” sign at the Premises, (ii) either (a) advertising the Premises in commercial real estate marketing publications in Austin, Texas, or (b) entering into a listing agreement with a real estate agent for the lease of the Premises, and (iii) showing the Premises to prospective tenants who request to see the Premises. Tenant expressly agrees that if Landlord takes the measures set forth in this Section, Landlord shall be deemed to have taking objectively reasonable measures to relet the Premises.

18.5 If Landlord takes possession of the Premises as permitted herein, then Landlord may keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by a lessor thereof or third party having a lien thereon. Landlord also may remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and place same in storage at any premises within Travis County, Texas; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage and shall indemnify and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (“Claimant”) claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument’s copy of Tenant’s or Tenant’s predecessor’s signature thereon and without the necessity of Landlord’s making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act. Tenant agrees to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord’s relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant, expressly including costs, expenses, loss, damage or liability arising out of Landlord’s negligent acts or omissions. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

ARTICLE 19.

Landlord’s Lien.

19.1 TENANT HEREBY GRANTS TO LANDLORD A FIRST AND PRIOR LIEN AND SECURITY INTEREST ON ALL PROPERTY OF TENANT, INCLUDING BUT NOT LIMITED TO ALL FIXTURES, MACHINERY, EQUIPMENT, FURNISHINGS, INVENTORY AND OTHER

ARTICLES OF PERSONAL PROPERTY, NOW OR HEREAFTER PLACED IN OR UPON THE PREMISES, AND ALSO UPON THE PROCEEDS OF ANY INSURANCE WHICH MAY ACCRUE TO TENANT BY REASON OF DESTRUCTION OF OR DAMAGE TO ANY SUCH PROPERTY. WITHOUT LANDLORD’S PRIOR WRITTEN CONSENT, SUCH PROPERTY SHALL NOT BE REMOVED FROM THE PREMISES AT ANY TIME WHEN A DEFAULT EXISTS UNDER THIS LEASE. THIS LIEN AND SECURITY INTEREST SHALL SECURE TENANT’S PERFORMANCE HEREUNDER, AND SHALL BE IN ADDITION TO AND CUMULATIVE OF LANDLORD’S LIENS PROVIDED BY LAW. THIS LEASE SHALL CONSTITUTE A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE SO THAT LANDLORD SHALL HAVE AND MAY ENFORCE A SECURITY INTEREST ON ALL OF SAID PROPERTY. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS LEASE, THIS LIEN MAY BE FORECLOSED WITH OR WITHOUT COURT PROCEEDINGS, BY PUBLIC OR PRIVATE SALE, AND LANDLORD SHALL HAVE THE RIGHT TO BECOME THE PURCHASER UPON BEING THE HIGHEST BIDDER AT SUCH SALE. UPON EXECUTION OF THIS LEASE, AND FROM TIME TO TIME THEREAFTER UPON LANDLORD’S REQUEST, TENANT SHALL EXECUTE AS DEBTOR SUCH FINANCING STATEMENTS OR EXTENSIONS OR CHANGE INSTRUMENTS AS LANDLORD MAY NOW OR HEREAFTER REQUEST IN ORDER THAT SUCH SECURITY INTEREST OR INTEREST MAY BE AND REMAIN PERFECTED PURSUANT TO SAID CODE. LANDLORD MAY AT ITS ELECTION AT ANY TIME FILE A COPY OF THIS LEASE AS A FINANCING STATEMENT. LANDLORD, AS SECURED PARTY, SHALL BE ENTITLED TO ALL OF THE RIGHTS AND REMEDIES AFFORDED A SECURED PARTY UNDER SAID UNIFORM COMMERCIAL CODE, WHICH RIGHTS AND REMEDIES SHALL IN ADDITION TO AND CUMULATIVE OF LANDLORD’S LIENS AND RIGHTS PROVIDED BY LAW OR BY THE OTHER TERMS AND PROVISIONS OF THIS LEASE.

ARTICLE 20.

Holding Over.

20.1 Should Tenant fail to surrender the Premises, or any part thereof, upon the expiration of the Lease Term, unless otherwise agreed in writing by Landlord, such holding over shall constitute and be construed as a tenancy at will only, at a daily rental equal to two hundred percent (200%) of one-thirtieth (1/30) of the monthly Base Rent payable for the last month of the Lease Term. All provisions of this Lease except for those pertaining to Base Rent and Lease Term shall apply to Tenant’s holdover occupancy. The inclusion of the preceding sentences shall not be construed as Landlord’s consent for Tenant to hold over.

ARTICLE 21.

Subordination; Lender Provisions.

21.1 This Lease is and shall be, at the option and upon written declaration of Landlord, subject, subordinate and inferior to any deeds of trust, mortgages or other instruments of security, as well as to any ground leases, master leases or primary leases (collectively, “Encumbrances”), that now or hereafter cover all or any part of the Premises or any interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, extensions and replacements thereof. Landlord hereby expressly reserves the right, at its option and declaration, to place Encumbrances on and against the Premises and/or any part thereof and/or any interest of Landlord therein, superior in effect to this Lease and the estate created hereby. To further assure the foregoing subordination, Tenant shall, upon Landlord’s request, together with the request of any mortgagee or beneficiary under any such deed of trust or mortgage, or of any lessor under any such ground lease, master lease or primary lease (collectively, a

“Holder”), execute any instrument (including without limitation an amendment to this Lease that does not materially and adversely affect Tenant’s rights or duties hereunder) or instruments intended to subordinate this Lease or to evidence the subordination of this Lease to any such Encumbrance.

21.2 In the event of the enforcement by any Holder of its rights under any Encumbrance, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, attorn to and automatically become the tenant of such successor in interest without change in the terms or other provisions of this Lease, and this Lease shall continue in full force and effect; provided, however, that such successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease actually delivered to the successor in interest, or (ii) any amendment or modification of this Lease made without the written consent of the Holder or successor in interest. Upon request by such successor in interest, Tenant shall execute and deliver an instrument confirming the attornment herein provided for. At Tenant’s request, Landlord shall use reasonable efforts to obtain a nondisturbance agreement from any Holder.

21.3 If the Premises or any part thereof is at any time subject to an Encumbrance, this Lease or any of the Rent is assigned to the Holder thereof, and Tenant is given written notice thereof, including the post office address of such assignee, Tenant shall not exercise any remedy for a default on the part of Landlord without first giving written notice by certified mail, return receipt requested, to such Holder, specifying the default in reasonable detail, and affording such Holder a reasonable opportunity to make performance, at its election, for and on behalf of Landlord.

ARTICLE 22.

Brokerage.

22.1 Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiations or execution of this Lease, and Tenant agrees to indemnify Landlord against all costs, expenses, attorneys’ fees or other liability for commissions or other compensations or charges claimed by any broker or agent claiming the same by, through or under Tenant for this Lease, or any renewals, extensions, amendments, addenda or expansions with respect to this Lease.

ARTICLE 23.

Estoppel Certificates.

23.1 Tenant shall furnish from time to time when requested by Landlord, a Holder or prospective Holder, or a prospective purchaser of the Property, a certificate signed by Tenant confirming and containing such factual certifications and representations deemed appropriate by the party requesting the certificate, and Tenant shall, within ten (10) days after receipt of said proposed certificate from Landlord, return a fully executed copy of said certificate to Landlord. Tenant’s failure to return a fully executed copy of such certificate to Landlord within the foregoing ten-day period, shall be an event of default under this Lease without the necessity of any further notice from Landlord, and Landlord immediately may exercise all rights under Article 18 above.

ARTICLE 24.

Notices.

24.1 Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment or request by Tenant or Landlord, shall be deemed to be complied with when and if the following steps are taken:

(a) All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to, and must be received by, Landlord on the date due and at Landlord’s Address set forth in Section 1.1(b) or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith (following any such notice, the new address shall be deemed “Landlord’s Address”).

(b) Any notice, request or document (excluding Rent and other payments) permitted or required to be delivered hereunder must be in writing and shall be deemed to be received upon receipt if hand delivered, and whether or not received when deposited in the United States mail, postage prepaid, certified mail (with or without return receipt requested), addressed to Landlord at Landlord’s Address and addressed to Tenant at Tenant’s Address set forth in Section 1.1(d) or at such other address as either of said parties have theretofore specified by written notice delivered in accordance herewith; provided, however, that in all events Landlord shall have the right to give Tenant notice at the Premises.

If and when included within the term “Tenant” as used in this instrument there are more than one person, firm or corporation, all shall arrange among themselves for their joint execution of such notices specifying some individual at some specific address for the receipt of notices and payments to Tenant. All parties included with term “Tenant” shall be bound by notices and payments given in accordance with the provisions of this Article to the same effect as if each had received such notice or payment.

ARTICLE 25.

Miscellaneous

25.1 If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

25.2 This Lease may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may evolve between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

25.3 Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord or Landlord’s successors or assigns, subject to (i) the terms and conditions of this Lease, including the performance by Tenant of all of the terms and conditions of this Lease to be performed by Tenant, including the payment of rent and other amounts due hereunder, and (ii) actions and claims of any person or entity holding superior title to that of Landlord.

25.4 Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

25.5 If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant’s obligations hereunder, the obligations hereunder imposed by Tenant shall be the joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including, without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

25.6 The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

25.7 Any approval by Landlord or Landlord’s architects and/or engineers of any of Tenant’s drawings, plans and specifications that are prepared in connection with any construction of improvements on the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant’s construction of improvements in the Premises in accordance with such drawings, plans and specifications.

25.8 Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement.

25.9 There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Premises or any interest in such fee estate.

25.10 Neither Landlord nor Landlord’s agents or brokers have made any representations or promises with respect to the Premises, or any portion thereof, except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

25.11 The submission of this Lease to Tenant for examination does not constitute an offer, reservation or option in favor of Tenant, and Tenant shall have no rights with respect to this Lease or the Premises unless and until Landlord shall execute a copy of this Lease and deliver the same to Tenant.

25.12 This Lease shall be subject to any and all easements, rights-of-way, covenants, liens, conditions, restrictions, outstanding mineral interest and royalty interests, if any, relating to the Property, to the extent, and only to the extent, same still may be in force and effect and either shown of record in the Office of the County Clerk of Travis County, Texas or apparent on the Property.

25.13 This Lease has been executed in the State of Texas and shall be governed in all respects by the laws of the State of Texas. It is the intent of Landlord and Tenant to conform strictly to all applicable state and federal usury laws. All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or detention of money hereunder exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance, Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the Rent; and if such amount which would be excessive interest exceed the Rent, then such additional amount shall be refunded to Tenant.

25.14 Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give to any person or entity, other than the parties hereto, any right or remedy under or by reason of this Lease.

25.15 This Lease is intended to be a “Net Lease” under which Landlord receives all of the Adjusted Rent net of all expenses relating to or incurred in connection with the Premises. All such expenses incurred during the Lease Term shall be borne by Tenant.

25.16 Tenant shall not bring onto the Premises or the Property or permit to remain on the Premises any asbestos, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation (“Hazardous Materials”), except ordinary products commonly used in connection with the Permitted Use and stored in the usual manner and quantities. Tenant’s violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorneys’ fees and court costs) caused by or arising out of a violation of the foregoing prohibition. Tenant shall clean up, remove, remediate and repair, in conformance with the requirements of applicable law, any soil or ground water contamination and damage caused by Tenant’s violation of this provision in, on, under, or about the Premises or Property during the Lease Term. Tenant shall immediately give Landlord written notice of any suspected breach of this Section, upon learning of the presence or any release of any Hazardous Materials and upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises. The obligations of Tenant hereunder shall survive the expiration or earlier termination, for any reason, of this Lease. Landlord shall have the right to enter upon the Premises from time to time to inspect same and to conduct thereon any environmental audit or assessment or perform any testing to confirm Tenant’s compliance with the provisions of this Section, and in the event any such audit, assessment or test reflects that Tenant is in violation of this Section, in addition to Tenant’s other obligations contained herein, Tenant shall reimburse Landlord for the cost of such audit, assessment or test.

25.17 Landlord shall not bring onto the Retained Areas or the Property or permit to remain on the Retained Areas any Hazardous Materials, except ordinary products commonly used in connection with Landlord’s current use of the Retained Areas or the Property and stored in the usual manner and quantities. Landlord shall indemnify, hold harmless and defend Tenant from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorneys’ fees and court costs) caused by or arising out of a violation of the foregoing prohibition. Landlord’s obligations under this Section 25.17 shall survive the expiration or earlier termination, for any reason, of this Lease.

25.18 All exhibits and attachments, riders and addenda referred to in this Lease and the exhibits listed herein below and attached hereto are incorporated into this Lease and made a part hereof for all intents and purposes as if fully set out herein. All capitalized terms used in such documents shall, unless otherwise defined therein, have the same meanings as are set forth herein.

Exhibit A - Legal Description of Premises

Exhibit B - Floor Plan of Premises

Exhibit C - Site Plan of Property

Exhibit D - Renewal Options

[Signature Lines on Following Page.]

DATED as of the date first above written.

LANDLORD:

YOUNG ZAPP GRACELAND, LTD., a Texas limited partnership

By:	Young Zapp GP, LLC, a Texas limited liability company, General Partner

	By:	/s/ Michael R. Young
Michael R. Young, President

TENANT:

CHUY’S OPCO, INC., a Delaware corporation

By:	/s/ David J. Oddi
David J. Oddi, Vice President